Exhibit 99.1

AVIS BUDGET GROUP COMPLETES $750 MILLION

ASSET-BACKED BOND OFFERING

Weighted Average Interest Rate of 2.0% Represents the

Lowest Cost for Five-Year, Fixed-Rate ABS Debt in the Company’s History

PARSIPPANY, N.J., February 13, 2013 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that its Avis Budget Rental Car Funding (AESOP) LLC subsidiary has completed an offering of $750 million of asset-backed bonds with a weighted average interest rate of approximately 2.0%, the lowest rate on five-year, fixed-rate vehicle debt in the Company’s history.

The proceeds of the offering are expected to be used primarily to refinance vehicle debt maturing in 2013 and to help fund our anticipated 2013 peak summer fleet needs. The offering provides for a loan-to-value, or advance, ratio of approximately 76%.

“We are pleased with the terms of this offering, which will provide us with low-cost financing for the next five years,” said David B. Wyshner, Avis Budget Group Senior Executive Vice President and Chief Financial Officer. “We continue to refinance our vehicle-related debt at attractive rates, allowing us to further reduce our vehicle-related financing costs.”

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information

The Series 2013-1 asset-backed bonds have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Series 2013-1 asset-backed bonds, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

About Avis Budget Group, Inc.

Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with more than 10,000 rental locations in approximately 175 countries around the world. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 28,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Contacts
Media Contact:	Investor Contact:
John Barrows	Neal Goldner
(973) 496-7865	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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